EXHIBIT 16

                              John Kinross-Kennedy
                           Certified Public Accountant
                              17848 Skypark Circle
                                Irvine, CA, 92614
                                 (949) 955-2522



                                November 16, 2012



Securities and Exchange Commission
Washington, D.C. 20549


     Digital Development Partners, Inc. (the "Company") provided me with a copy of the Company's response to Item 4.01 of Form 8-K, dated November 14, 2012. I have read the Company's statements included under Item 4.01 of its Form 8-K and I agree with such statements insofar as they relate to my firm


Very truly yours,

/s/ John Kinross-Kennedy

John Kinross-Kennedy
Certified Public Accountant